CURRENT EVENT REPORT ON 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2004

FIRST NATIONAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-62588	66-0349372
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

264 H Street, Suite A

Blaine, WA 98230

(Address of principal executive offices)

(604) 702-5604

(Issuer's Telephone Number)

Item 4 - Change in Registrant's Certifying Accountant

a) Effective June 15, 2004, David E. Coffey, Certified Public Accountant, resigned as independent auditor for the Company. Mr. Coffey has informed the Company that he will cease to be registered with the Public Company Accounting Oversight Board. Mr. Coffey's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, were not modified as to uncertainty, audit scope, or accounting principles. The Board of Directors approved the change in accountants on June 15, 2004. There were no disagreements with Mr. Coffey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two most recent fiscal periods, or the interim period through August 3, 2004.

b) Effective August 3, 2004, Schwartz Levitsky Feldman, LLP, Certified Public Accountants, have agreed to act as the new auditor for the Company. The Company did not consult the new accountant prior to its engagement regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

c) The Company has provided Mr. Coffey with a copy of this Form 8-K and the disclosures therein no later than the day that the Form 8-K is filed with the Commission. The Company has requested that Mr. Coffey furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. Mr. Coffey's letter is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL POWER CORPORATION

/s/ Darryl Mills

Darryl Mills, President

Dated: August 23, 2004